UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 13, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective July 13, 2007, the Board of Directors of Arcadia Resources, Inc. (“Arcadia”) appointed John Brady, age 37, as Executive Vice President of Sales and Marketing and Harry Travis, age 53, Executive Vice President of Retail and Employer Services.
Mr. Brady is a co-founder and President of PrairieStone Pharmacy, LLC (“PrairieStone”), which was acquired by Arcadia in February 2007. Prior to his involvement with PrairieStone, Mr. Brady served as a Specialty Sales Manager in Geriatrics for Novartis Pharmaceuticals and as Vice President of Sales and Marketing with NCS. Mr. Brady began his healthcare career as an account executive at Cardinal Health, Inc. Mr. Brady’s employment agreement provides for a base salary of $180,000 per year, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. If his employment is ended by the Company without cause or by him for good reason, his base salary and benefits continue until the later of February 20, 2010 or twelve months after employment ends. Mr. Brady’s employment continues until terminated. Mr. Brady is subject to a post-employment non-competition period as specified in his employment agreement. On July 13, 2007, he was awarded 150,000 restricted shares of the Company’s common stock from the 2006 Equity Incentive Plan, of which 9,375 vested on issuance, with the remainder to vest on a quarterly basis over four years.
In addition to being named Executive Vice President of Retail and Employer Services, Mr. Travis is Senior Vice President of Care Clinic, Inc. (“CCI”), a subsidiary of Arcadia, a position he had held since November 2006. He has over 25 years experience in sales, marketing, operations and product development, primarily in specialty pharmacy and medical device markets, and prior to joining Arcadia, he served as chief operating officer for Accredo Nova Factor, a Medco subsidiary. He also held management positions with NSS Cardinal Health, Inc., Child Health Corporation of America, Medex, Inc., and Baxter Healthcare Corporation. Mr. Travis’s employment agreement provides for a base salary of $200,000 per year, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. Mr. Travis was previously awarded 311,471 restricted shares of the Company’s common stock from the 2006 Equity Incentive Plan, to vest annually over four years. Mr. Travis’s restricted shares are subject to forfeiture if his employment is ended by Arcadia for cause or by him without good reason, and are subject to accelerated vesting if there is a change in control of Arcadia or if Arcadia divests itself of a majority ownership interest in CCI, and are subject to accelerated vesting on a pro rata basis if the Company ends his employment without cause. Mr. Travis’s base salary will be continued for one year (six months before completion of the first year of employment) following termination of employment, if the Company ends his employment without cause or if he ends his employment for good reason. Under the employment agreement, Mr. Travis’s ownership of 21,000 restricted shares of CCI common stock is subject to vesting annually over two years, provided he is employed by CCI as of each vesting date. Mr. Travis is subject to a post-employment non-competition period as specified in his employment agreement.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit 10.1	Employment Agreement dated February 15, 2007 between PrairieStone Pharmacy, LLC and John J. Brady.

Exhibit 10.2	Employment Agreement dated November 13, 2006 between Care Clinic, Inc. and Harry Travis.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ Lynn Fetterman
Lynn Fetterman
	Its:	Interim Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

Dated: July 19, 2007